UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 19, 2010

DANVERS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-33896

Delaware	04-3445675
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Conant Street, Danvers, Massachusetts 01923

(Address of Principal Executive Offices, Including Zip Code)

(978) 777-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a regularly scheduled meeting of the Board of Directors (the “Board”) of Danvers Bancorp, Inc. (the “Company”) held on November 19, 2010, the Board determined (1) to move one of the directors from the class with a term expiring at the 2012 annual meeting of stockholders (the “2012 Class) to the class with a term expiring at the 2011 annual meeting of stockholders (the “2011 Class”), and (2) to move one of the directors from the 2012 Class to the class with a term expiring at the 2013 annual meeting of stockholders (the “2013 Class”), in each case to achieve a more equal balance of membership among the classes of directors.  Accordingly, on November 19, 2010, Craig S. Cerretani and Robert J. Broudo, who were 2012 Class directors, agreed to resign as directors.  Mr. Cerretani was immediately appointed to the Board as a 2011 Class director, and Mr. Broudo was immediately appointed to the Board as a 2013 Class director.  Mr. Cerretani continues to serve as Chair of the Company’s Governance Committee, and Mr. Broudo continues to serve as a member of the Company’s Executive, Compensation and Governance Committees.  The resignations and reappointments of Mr. Cerretani and Mr. Broudo were effected solely to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Mr. Cerretani’s and Mr. Broudo’s service on the Board is deemed to have continued uninterrupted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2010	DANVERS BANCORP, INC.

	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
Executive Vice President, General Counsel and Corporate Secretary